UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2015

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36099

Delaware	461315605
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

301 Harper Drive, Suite 110

Moorestown, NJ 08057

(Address of principal executive offices, including zip code)

877.870.7005

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On February 10, 2015, Cherry Hill Mortgage Investment Corporation (the “Company”) issued a press release announcing the entry into the securities purchase agreement described in Item 8.01 below. A copy of the press release is attached hereto as Exhibit 99.1. The information referenced in this Item 7.01 (including Exhibit 99.1) of this Current Report on Form 8-K is being “furnished” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information set forth in this Item 7.01 (including Exhibit 99.1) of this Current Report shall not be incorporated by reference into any registration statement, report or other document filed by the Company pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On February 10, 2015, CHMI Solutions, Inc. (“CHMI Solutions”), a wholly owned taxable REIT subsidiary of the Company, entered into a securities purchase agreement (the “Agreement”), with Aurora Financial Holding Company, Inc., as seller (the “Seller”), Aurora Financial Group, Inc. (“Aurora”) and the Seller’s majority shareholder, whereby CHMI Solutions will acquire all of the issued and outstanding capital stock of Aurora for an aggregate cash purchase price estimated to be approximately $4.0 million plus the assumption of liabilities of approximately $3.0 million. As described in the Agreement, the purchase price is subject to upward or downward adjustment based on Aurora’s adjusted book value as of the closing date. Upon completion of the transaction, the Company will acquire Aurora’s MSR portfolio, which had an aggregate unpaid principal balance of approximately $700 million as of December 31, 2014.

Aurora is licensed to originate and service mortgage loans in Delaware, Florida, Georgia, Maryland, New Jersey and Pennsylvania and is an approved Fannie Mae and Freddie Mac seller/servicer and an approved Ginnie Mae issuer.

The Company and Aurora intend to begin immediately seeking approval for the change in control from the requisite regulatory authorities and the three agencies. The transaction is subject to customary closing conditions, including the receipt of agency and regulatory approvals of the change in control, and is expected to close by the end of the second quarter of 2015. No assurance can be given that the required approvals will be obtained or that the transaction will close on the anticipated timeframe, or at all.

The description of the Agreement is qualified in its entirety by the actual Agreement, a copy of which is attached hereto as Exhibit 99.2 and incorporated by reference herein.

This Current Report on Form 8-K contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding the closing of the transaction referred to above and the amount of the purchase price to be paid for Aurora’s capital stock. These forward looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and other documents filed by the Company with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated February 10, 2015 (furnished and not filed; see Item 7.01 of this Current Report on Form 8-K)

99.2	Securities Purchase Agreement, dated as of February 10, 2015, by and among CHMI Solutions, Inc., Aurora Financial Holding Company, Inc., Aurora Financial Group, Inc. and William Raftery.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

Date: February 12, 2015	By:	/s/ Martin Levine
	Name:	Martin Levine
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated February 10, 2015 (furnished and not filed; see Item 7.01 of this Current Report on Form 8-K).

99.2	Securities Purchase Agreement, dated as of February 10, 2015, by and among CHMI Solutions, Inc., Aurora Financial Holding Company, Inc., Aurora Financial Group, Inc. and William Raftery.